UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 26, 2025

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2025, the Board of Directors of First Financial Northwest Bank (the “Bank”) approved amendments to the following documents: (1) the Bank’s supplemental executive retirement plan participation agreement with Joseph W. Kiley III, its President and Chief Executive Officer, originally effective as of July 1, 2013, as amended (the “2013 SERP”); and (2) the Bank’s supplemental retirement plans with each of Mr. Kiley and Richard P. Jacobson, its Executive Vice President, Chief Operating Officer and Chief Financial Officer originally effective as of January 10, 2020, as amended (the “2020 SERPs”). Each of the amendments were signed by the applicable executive on March 26, 2025. The Bank is a wholly owned subsidiary of First Financial Northwest, Inc. (“First Financial”). The 2013 SERP and the 2020 SERPs are collectively referred to herein as the “SERPs”.

The SERPs provide for monthly lifetime benefits to Messrs. Kiley and Jacobson and are funded by annuity contracts. As disclosed in our proxy statement dated June 3, 2024 (the “Proxy Statement”), because neither the SERPs nor the underlying annuity contracts will be assumed by Global Federal Credit Union upon completion of our pending asset sale, the Bank intends to terminate each SERP prior to consummation of the pending asset sale and, in consideration of such termination, distribute to Messrs. Kiley and Jacobson the annuity contracts that have been purchased by the Bank to fund the benefits that each executive is entitled pursuant to the SERPs.

In order to permit the SERPs to be terminated as contemplated in the Proxy Statement, the SERPs were amended to include language permitting the Bank to terminate and liquidate the SERPs in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors intends to take further action prior to closing of the asset sale to terminate the SERPs and to authorize the distribution of the underlying annuities to Messrs. Kiley and Jacobson. Because the SERPs will be terminated prior to closing, the amendment to Mr. Jacobson’s SERP further provides for accelerated vesting of his normal retirement benefit upon termination of his SERP, which would otherwise have occurred upon completion of the asset sale.

Consistent with the disclosure in the Proxy Statement, the Board of Directors of the Bank is also terminating the employment agreements with each of Messrs. Kiley and Jacobson, as well as the change in control severance agreements with our three other named executive officers: Dalen D. Harrison, our EVP and Chief Banking Officer; Ronnie J. Clariza, our SVP and Chief Risk Officer; and Simon Soh, our SVP and Chief Credit Officer. On March 26, 2025, the Bank provided each executive with an acknowledgement and release agreement (the “Release Agreements”) providing for the termination of the executive’s employment or severance agreement in exchange for lump sum cash payments to be made to the executive immediately prior to closing if the Release Agreement is signed and not revoked. In addition, each executive acknowledges in his or her Release Agreement that the amounts to be paid represent full payment of the amounts payable under the executive’s employment or severance agreement. Each executive has executed his or her Release Agreement. The Release Agreements for each of the five executives are filed as exhibits.

The terms of the SERPs and the employment and severance agreements were described in the Proxy Statement, which description is incorporated herein by reference. The foregoing descriptions of the amendments to the SERPs and of the Release Agreements are qualified in their entirety by reference to the full text of such SERP amendments and Release Agreements, which are attached to this report as Exhibits 10.1 through 10.8 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Executive Supplemental Retirement Plan Participation Agreement for Joseph W. Kiley III, dated March 26, 2025
10.2	Amendment No. 2 to the 2020 Supplemental Executive Retirement Plan for Joseph W. Kiley III, dated March 26, 2025
10.3	Amendment No. 2 to the 2020 Supplemental Executive Retirement Plan for Richard P. Jacobson, dated March 26, 2025
10.4	Acknowledgement and Release Agreement for Employment Agreement for Joseph W. Kiley III, dated March 26, 2025
10.5	Acknowledgement and Release Agreement for Employment Agreement for Richard P. Jacobson, dated March 26, 2025
10.6	Acknowledgement and Release Agreement for Change in Control Agreement for Dalen D. Harrison, dated March 26, 2025
10.7	Acknowledgement and Release Agreement for Change in Control Agreement for Ronnie J. Clariza, dated March 26, 2025
10.8	Acknowledgement and Release Agreement for Change in Control Agreement for Simon Soh, dated March 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

Date: March 31, 2025	By:	/s/Richard P. Jacobson
Richard P. Jacobson
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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